UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2009

G REIT Liquidating Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	26-6199755
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported on the Current Report on Form 8-K filed on March 3, 2008, on February 26, 2008, we, through our subsidiary GREIT-Western Place, LP, or GREIT WP, along with eight unaffiliated entities that are either directly or indirectly managed by Grubb & Ellis Realty Investors, LLC, or the other TIC investors, entered into a mortgage loan secured by Western Place I & II, or the Western Place loan, with Wachovia Bank, National Association, or Wachovia.

On April 6, 2009, pursuant to the Western Place loan agreement between Wachovia, GREIT WP and the other TIC investors, we paid Wachovia an amount of $24,668,270, representing all outstanding principal and interest then due and payable in full under the Wachovia loan. This amount represented our pro rata share of $19,364,592, as well as an advance of the other TIC investors’ combined pro rata share of $5,303,678. Pursuant to Western Place I & II’s tenants in common agreement, we will receive interest equal to 10% per annum on the amount advanced.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT Liquidating Trust

April 10, 2009	By:	/s/ Gary T. Wescombe

Name: Gary T. Wescombe
Title: Chairman of the Trustees